Exhibit 10.14

Warehouse Storage Service Agreement

Party A: AUKEY INTERNATIONAL LIMITED

Address: ROOM 601 6/F TUNG HIP COMMERCIAL BUILDING, 248 DES VOEUX ROAD CENTRAL SHEUNG WAN HK

Party B: ARMSTRONG LOGISTIC INC.

Address: 20301 E. Walnut Drive North City of Industry, CA 91789

For the mutual benefit of both parties, and with express acknowledgment of legal sufficiency, the parties hereby agree as follows: Whereas Party A wishes to store property in Party B’s warehousing facilities, Party B agrees to store for Party A all property meeting the conditions set forth below.

1. General Provisions

1.1 Definitions

Unless the context otherwise expressly requires or necessarily implies otherwise, the terms defined in this Agreement shall have all the meanings set forth herein. “Property” means the goods transported to Party B by Party A or in Party A’s name, which are to be handled by Party B.

1.2 Entire Agreement

This Agreement, including this Agreement and other agreements and documents submitted pursuant hereto, constitutes the entire agreement between the parties regarding the subject matter hereof; and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written; there are no warranties, representations, or other agreements between the parties relating to the standards of this Agreement except as expressly set forth in this Agreement or therein. Any supplement, modification, waiver, or termination of this Agreement shall not be binding unless signed in writing by the party to be bound. No provision of this Agreement shall be waived, and unless otherwise expressly provided, no waiver shall be deemed or construed as a waiver of any other provision (whether similar or not), nor shall it constitute a continuing waiver.

1.3 Headings

The headings of the clauses and sections contained herein are for convenience only, are not intended to be a full or accurate description of their contents, and shall not be deemed part of this Agreement.

1.4 Governing Law

This Agreement shall be governed by and construed in accordance with [Chinese law]. With respect to any of the following matters, each party to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of its own country/province. For any dispute or controversy arising out of or relating to this Agreement, the parties shall first seek resolution through friendly negotiation; if negotiation fails, either party shall have the right to apply to the Shenzhen Court of International Arbitration for arbitration.

2. Property Storage

2.1 Party B’s Warehouses

SITE Name	ADDRESS (Warehouse Address)	Storage Area (sq. ft.)
FTN1	11618 mulberry Ave., Fontana, CA 92337	130,000
HOU2	645 Independence Pkwy., La Porte TX 77571	190,000
DYT2	839 Railroad Ave., Florence NJ 08554	300,000

2.2 Property Undertaking

Party B hereby undertakes that at all times during the term of this Agreement, Party A’s Property shall be stored separately. Party B further undertakes that before moving or relocating the Property from the premises, it shall provide Party A with 【30】days’ prior written notice; in addition, unless in compliance with these provisions and with Party A’s written consent, the stored Property shall not be arbitrarily returned, released, or delivered to any individual or entity.

3. Product Handling

3.1 Identification

The identification of the Property shall at all times throughout the term of this Agreement remain consistent with that provided by Party A, and Party B shall ensure that the Property is free from any assumptions, privileges, liens, mortgages, charges, pledges, and encumbrances. Party B shall not remove, conceal, or render invisible the identification of Party A’s Property, including but not limited to Party A’s purchase order numbers, serial numbers, inventory numbers, and descriptions.

3.2 Transportation of Property

Upon receiving Party A’s express written instructions, Party B shall transport the Property to the customer address designated by Party A within the prescribed time limit and at the cost determined in Party A’s written communications.

3.3 Risk, Insurance, Management, and Compensation Standards for Loss

The warehousing company shall properly keep Party A’s Property, fully protect the Property from loss or damage, and unconditionally return it to Party A after termination of this Agreement, regardless of contract expiration or other circumstances. If the Property is lost or damaged due to the negligence of Party B, its agents, or service providers, Party B shall compensate Party A for the corresponding cost of the goods.

4. Lease Term

4.1 Term

The term of this Agreement shall commence on September 1, 2024, with a term of 1 year (the “Initial Term”). Unless either party gives notice to terminate this Agreement at least thirty (30) days prior to the expiration of the then-applicable Initial Term, this Agreement shall automatically renew for one year. The terms of this Agreement shall apply to all logistics orders and other related orders during the above-mentioned agreement period.

4.2 Fees

4.2.1 Party A shall pay the actual various fees incurred in accordance with the quotation agreed upon with Party B.

4.2.2 Party A shall make payment in accordance with the settlement method agreed upon with Party B.

4.3 Termination by Party A

Upon the occurrence of any of the following events, Party A may, at its sole discretion, terminate this Agreement without further notice or delay:

4.3.1 Party B becomes bankrupt or unable to pay its debts as they generally become due;

4.3.2 Party B makes an assignment for the benefit of creditors or files for bankruptcy under local bankruptcy laws;

4.3.3 Party B is adjudicated bankrupt due to any receiver, trustee, liquidator, or fixed charge holder of any property, or any of its property;

4.3.4 Party A becomes aware that the warehousing company or its property is affected by reorganization, arrangement, or adjustment of debts, dissolution, winding up, adjustment, composition, or liquidation (“Proceedings”) under any [local law] or in any jurisdiction, whether by present or future legal effect.

4.3.5 Neither Party B nor any of its appointed receivers, trustees, liquidators, or fixed charge holders shall, in any proceeding concerning any property, require Party A to vacate all Property in Party B’s warehouses within 30 days from the date of such proceeding.

4.4 Effect of Termination

Upon termination of this Agreement for any reason, after Party A pays all amounts owed to Party B, Party B shall return to Party A all Property under Party B’s control.

5. Confidentiality and Information Security

5.1 Confidential Information

The parties agree and understand that during the term of this Contract, they have acquired or may acquire confidential information and materials of each party (hereinafter “Confidential Information”). The parties agree that a party shall keep confidential all Confidential Information of the other parties known to or acquired by it, and shall not disclose or permit disclosure of such information to any third party without the prior written authorization of the other parties or unless otherwise required by law. In this clause, Confidential Information shall include but not be limited to technical information (including computer software and information systems), report templates, pricing, preferential policies, and financial information (including but not limited to invoices and accounting information), customer information, and information systems.

5.2 Confidential Information described in this clause does not include the following information that the parties can prove by written evidence:

5.2.1 Information that has become publicly available at the time of disclosure;

5.2.2 Information that was already in the possession of the other party prior to disclosure by one party;

5.2.3 Information that becomes public through no fault of a party;

5.2.4 Information that a party must disclose in accordance with laws, regulations, effective judicial judgments, or administrative rulings;

5.2.5 Information that a party can lawfully obtain from a third party other than the other party and that is not subject to restrictions on disclosure or use.

5.3 With respect to all information disclosed by Party A to Party B during the term of this Agreement, Party A grants Party B the following worldwide, perpetual, and irrevocable rights: (1) to copy, use, and disclose the above information for the service purposes of this Agreement; (2) for the purpose of realizing service upgrades, Party B may conduct customized analysis and evaluation of the information.

5.4 Party B shall comply with all information security requirements notified by Party A to Party B. If Party B violates any information security requirement or becomes aware that such violation has occurred (including but not limited to information security incidents, whether or not caused by Party B’s acts), Party B shall immediately notify Party A and comply with all of Party A’s reasonable instructions regarding such violation, including but not limited to taking actions to suspend use of Party B’s services. Party A reserves the right to conduct due diligence regarding Party B’s information security after prior notice to Party B.

5.5 The parties undertake to continue to assume the confidentiality and data security obligations under this clause after the termination/rescission of this Agreement (regardless of the reason for termination/rescission).

6. Miscellaneous

6.1 Successors and Assigns

This Agreement shall ensure the benefit to and binding effect on the parties to this Agreement and their respective successors and assigns. Neither party may assign this Agreement without the consent of both parties.

6.2 By mutual execution, this Agreement is made in duplicate, with equal legal effect.

6.3 No Waiver of Rights

No party shall waive any default, breach of the provisions, obligations, and agreements of this Agreement by any other party, shall excuse any other breach of any other covenant, obligation, or agreement, nor shall it seek remedies for any default. Any waiver of rights or remedies relating to such or any subsequent default shall be waived.

6.4 Relationship of the Parties

Nothing in this Agreement shall be deemed in any way or manner to constitute a partnership for any business or other purpose. Party B is at all times an independent contractor and has no authority to bind Party A in the sale of goods or otherwise.

Party A: AUKEY INTERNATIONAL LIMITED

Signature: (seal)

Party B: ARMSTRONG LOGISTIC INC.

Signature: (seal)

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